Exhibit 99.1

ADTRAN, Inc. Reports Results for the Second Quarter 2013 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 9, 2013--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2013. For the quarter, sales were $162,233,000 compared to $183,998,000 for the second quarter of 2012. Net income was $9,859,000 for the quarter compared to $21,070,000 for the second quarter of 2012. Earnings per share, assuming dilution, were $0.17 for the quarter compared to $0.33 for the second quarter of 2012. Non-GAAP earnings per share for the quarter were $0.21 compared to $0.38 for the second quarter of 2012. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Continuing improvement in our Internetworking and Broadband Access product areas led revenues which exceeded estimates for the quarter. During the quarter we benefited from market share gains, the geographic expansion we began last year and an improved spending environment.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2013. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 25, 2013. The ex-dividend date is July 23, 2013 and the payment date is August 8, 2013.

The Company confirmed that its second quarter conference call will be held Wednesday, July 10, 2013 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the quarter ended March 31, 2013. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet (Unaudited) (In thousands)

	June 30, 2013		December 31, 2012
Assets
Cash and cash equivalents	$	37,559	$68,457
Short-term investments		152,581	160,481
Accounts receivable, net		103,516	81,194
Other receivables		18,820	16,253
Inventory		87,773	102,583
Prepaid expenses		4,926	4,148
Deferred tax assets, net		13,114	13,055
Total Current Assets		418,289	446,171

Property, plant and equipment, net		77,670	80,246
Deferred tax assets, net		12,171	10,261
Goodwill		3,492	3,492
Other assets		12,046	13,482
Long-term investments		292,660	332,729

Total Assets	$	816,328	$886,381

Liabilities and Stockholders' Equity
Accounts payable	$	62,097	$42,173
Unearned revenue		25,808	38,051
Accrued expenses		12,020	10,309
Accrued wages and benefits		14,093	15,022
Income tax payable, net		2,317	1,211
Total Current Liabilities		116,335	106,766

Non-current unearned revenue		25,266	23,803
Other non-current liabilities		19,042	17,406
Bonds payable		46,000	46,000
Total Liabilities		206,643	193,975

Stockholders' Equity		609,685	692,406

Total Liabilities and Stockholders' Equity	$	816,328	$886,381

Consolidated Statements of Income (Unaudited) (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Sales	$162,233	$183,998	$305,246	$318,733
Cost of sales	82,435	88,797	155,771	149,445

Gross Profit	79,798	95,201	149,475	169,288

Selling, general and administrative expenses	32,685	35,905	63,288	69,017
Research and development expenses	33,060	32,458	65,571	57,252

Operating Income	14,053	26,838	20,616	43,019

Interest and dividend income	1,674	1,926	3,442	3,787
Interest expense	(575)	(581)	(1,156)	(1,168)
Net realized investment gain	1,553	2,356	5,198	4,823
Other income (expense), net	129	492	(1,543)	633
Gain on bargain purchase of a business	-	1,753	-	1,753

Income before provision for income taxes	16,834	32,784	26,557	52,847

Provision for income taxes	(6,975)	(11,714)	(8,808)	(18,816)

Net Income	$9,859	$21,070	$17,749	$34,031

Weighted average shares outstanding - basic	59,056	63,619	60,443	63,720
Weighted average shares outstanding - diluted (1)	59,311	64,393	60,660	64,628

Earnings per common share - basic	$0.17	$0.33	$0.29	$0.53
Earnings per common share - diluted (1)	$0.17	$0.33	$0.29	$0.53

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income (Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net Income	$9,859	$21,070	$17,749	$34,031

Other Comprehensive Income (Loss), net of tax:

Unrealized gains (losses) on available-for-sale securities	(1,698)	(5,235)	(3,342)	1,522
Foreign currency translation	(1,713)	(96)	(1,390)	58

Other Comprehensive Income (Loss), net of tax	(3,411)	(5,331)	(4,732)	1,580

Comprehensive Income (Loss), net of tax	$6,448	$15,739	$13,017	$35,611

Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$17,749	$34,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,373	6,615
Amortization of net premium on available-for-sale investments	3,315	4,330
Net realized gain on long-term investments	(5,198)	(4,823)
Net (gain) loss on disposal of property, plant and equipment	17	(204)
Gain on bargain purchase of a business	-	(1,753)
Stock-based compensation expense	4,340	4,432
Deferred income taxes	150	(2,427)
Tax benefit from stock option exercises	21	1,701
Excess tax benefits from stock-based compensation arrangements	(21)	(1,346)
Change in operating assets and liabilities:
Accounts receivable, net	(23,018)	(43,062)
Other receivables	(2,727)	1,997
Inventory	13,336	5,548
Prepaid expenses and other assets	(665)	(1,527)
Accounts payable	20,252	12,877
Accrued expenses and other liabilities	(6,587)	13,099
Income tax payable, net	1,094	7,508
Net cash provided by operating activities	29,431	36,996

Cash flows from investing activities:
Purchases of property, plant and equipment	(3,667)	(7,787)
Proceeds from disposals of property, plant and equipment	-	266
Proceeds from sales and maturities of available-for-sale investments	224,163	138,307
Purchases of available-for-sale investments	(179,730)	(161,849)
Acquisition of business	-	7,496
Net cash provided by (used in) investing activities	40,766	(23,567)

Cash flows from financing activities:
Proceeds from stock option exercises	819	4,328
Purchases of treasury stock	(89,917)	(13,432)
Dividend payments	(10,982)	(11,476)
Excess tax benefits from stock-based compensation arrangements	21	1,346
Net cash used in financing activities	(100,059)	(19,234)

Net decrease in cash and cash equivalents	(29,862)	(5,805)
Effect of exchange rate changes	(1,036)	(206)
Cash and cash equivalents, beginning of period	68,457	42,979

Cash and cash equivalents, end of period	$37,559	$36,968

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments (Unaudited) (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2013 and 2012 for both transactions are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets and other purchase accounting adjustments	$287	$378	$580	$862

NSN BBA acquisition
Amortization of acquired intangible assets	288	172	582	172
Amortization of other purchase accounting adjustments	342	1,052	752	1,052
Acquisition related professional fees, travel and other expenses	82	2,705	236	4,285

Subtotal	712	3,929	1,570	5,509

Total acquisition related expenses, amortizations and adjustments	999	4,307	2,150	6,371
Provision for income taxes	(333)	(1,361)	(713)	(2,039)

Total acquisition related expenses, amortizations and adjustments, net of tax	$666	$2,946	$1,437	$4,332

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue (adjustments to deferred revenue recognized in the period)	$235	$508	$497	$654
Cost of goods sold	64	669	151	806

Subtotal	299	1,177	648	1,460

Selling, general and administrative expenses	113	2,361	274	3,922
Research and development expenses	587	769	1,228	989

Subtotal	700	3,130	1,502	4,911

Total acquisition related expenses, amortizations and adjustments	999	4,307	2,150	6,371
Provision for income taxes	(333)	(1,361)	(713)	(2,039)

Total acquisition related expenses, amortizations and adjustments, net of tax	$666	$2,946	$1,437	$4,332

Supplemental Information Stock-based Compensation Expense (Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Stock-based compensation expense included in cost of sales	$110	$97	$216	$198

Selling, general and administrative expense	1,042	1,047	2,105	2,098
Research and development expense	956	1,067	2,019	2,136

Stock-based compensation expense included in operating expenses	1,998	2,114	4,124	4,234

Total stock-based compensation expense	2,108	2,211	4,340	4,432
Tax benefit for expense associated with non-qualified options	(310)	(302)	(617)	(603)

Total stock-based compensation expense, net of tax	$1,798	$1,909	$3,723	$3,829

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP earnings per common share – diluted	$0.17	$0.33	$0.29	$0.53

Acquisition related expenses, amortizations and adjustments	0.01	0.05	0.02	0.07
Stock-based compensation expense	0.03	0.03	0.06	0.06
Gain on bargain purchase of business	-	(0.03)	-	(0.03)

Non-GAAP earnings per common share – diluted	$0.21	$0.38	$0.37	$0.63

CONTACT:
ADTRAN, Inc.
Jim Matthews, Senior Vice President/CFO, 256-963-8775
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220